As filed with the Securities and Exchange Commission on October 18, 2019.
Registration No. 333-229213

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM F-3 TO
REGISTRATION STATEMENT ON FORM F-1 UNDER THE SECURITIES ACT OF 1933
__________________________

ENDAVA PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________________

125 Old Broad Street
London EC2N 1AR
United Kingdom
+44 20 7367 1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Endava Inc.
757 3rd Avenue Suite 1901
New York, NY, 10017
(212) 920-7240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire
Jaime L. Chase
Cooley LLP
500 Boylston Street, 14th Floor
Boston, MA 02116
(617) 937-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please cheek the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form F-3 (this “Post-Effective Amendment No. 2”) to the Registration Statement on Form F-1 (File No. 333-229213) (as amended, the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 29, 2019, is being filed to incorporate the audited financial statements of the Company for the year ended June 30, 2019 and to update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on January 11, 2019.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2019

1,906,462 American Depositary Shares
REPRESENTING 1,906,462 CLASS A ORDINARY SHARES
______________________________

The Endava Limited Guernsey Employee Benefit Trust, or the EBT, is offering 1,906,462 American Depositary Shares, or ADSs. Each ADS represents one Class A Ordinary Share. The ADSs may be evidenced by American Depositary Receipts, or ADRs.
We have three classes of ordinary shares, Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares. The rights of the holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares are identical, except with respect to voting, conversion and transfer rights. Each Class A Ordinary Shares is entitled to one vote per share. Each Class B Ordinary Shares is entitled to ten votes per share and is convertible into one Class A Ordinary Shares, subject to certain restrictions. Each Class C Ordinary Shares is entitled to one vote per share and is convertible into one Class A Ordinary Shares, subject to certain restrictions. As of August 31, 2019, the outstanding Class B ordinary shares represented approximately 89.2% of the voting rights of our outstanding share capital.
Approximately 690,914 of the Class A Ordinary Shares and ADSs offered by the EBT are deliverable to certain of our current and former employees upon exercise or vesting of outstanding awards granted under the Endava Limited 2015 Long Term Incentive Plan, or LTIP, and a maximum of 230,160 of the Class A Ordinary Shares and ADSs offered by the EBT are deliverable in settlement of Joint Share Ownership Plan, or JSOP, awards. The EBT may settle the LTIP and JSOP awards by delivering shares or may sell all or a portion of the Class A Ordinary Shares, or ADSs representing Class A Ordinary Shares, registered hereby from time to time and use a portion of the proceeds thereof to settle the JSOP awards or to settle any liability in respect of withholding taxes which arise as a result of the vesting or exercise of LTIP awards. The remaining 985,388 Class A Ordinary Shares and ADSs offered by the EBT are not deliverable upon settlement of awards.
We will not receive any of the proceeds from the sale of the securities offered by the EBT. See “Use of Proceeds”. Any such sales may be in market transactions through any market on which our Class A Ordinary Shares and/or ADSs are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our Class A Ordinary Shares are not listed on any securities exchange or quoted on any automated dealer quotation system. Our ADSs are listed on the New York Stock Exchange, or NYSE, under the ticker symbol “DAVA.” On October 17, 2019, the closing price of our ADSs on the NYSE was $39.80 per ADS.
We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings. The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before purchasing any of our securities.
Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this prospectus is , 2019

We are responsible for the information contained in this prospectus, any prospectus supplement and any free-writing prospectus we prepare or authorize. We have not, and the selling shareholder has not, authorized anyone to provide you with different information, and we and the selling shareholder take no responsibility for any other information others may give you. We are not, and the selling shareholder is not, making an offer to sell our Class A Ordinary Shares or ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any ADSs.
For investors outside the United States, neither we nor the selling shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus outside the United States.
We are a public limited company incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 we filed with the SEC, using a shelf registration process. Under the shelf registration process, the selling shareholder named in this prospectus may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.
This prospectus and the documents incorporated by reference herein include important information about us, the Class A Ordinary Shares or ADSs being offered by the selling shareholder and other information you should know before investing. We may provide one or more prospectus supplements that that contain specific information about the terms of a specific offering or otherwise add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in the latest prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus and any prospectus supplement together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplements. We have not, and the selling shareholder has not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplements. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. Similarly, information in any prospectus supplement is only as of the date of the prospectus supplement. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A Ordinary Shares or ADSs, you should carefully read this entire prospectus, including our financial statements and related notes and the other documents incorporated by reference in this prospectus, as well as any prospectus supplement or any other documents incorporated by reference herein or therein, including the information under the caption “Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2019. Unless the context otherwise requires, we use the terms “Endava,” “Company,” “our,” “us,” and “we” in this prospectus to refer to Endava plc and, where appropriate, our consolidated subsidiaries. Our fiscal year ends on June 30.
Overview

We are a leading next-generation technology services provider and help accelerate disruption by delivering rapid evolution to enterprises. We aid our clients in finding new ways to interact with their customers and users, enabling them to become more engaging, responsive and efficient. Using Distributed Enterprise Agile at scale, we collaborate with our clients, seamlessly integrating with their teams, catalyzing ideation and delivering robust solutions. Our approach to ideation comprises an empathy for user needs, curiosity, creativity and a deep understanding of technologies. From proof of concept, to prototype, to production, we use our engineering expertise to deliver enterprise platforms capable of handling millions of transactions per day. Our people, whom we call Endavans, synthesize creativity, technology and delivery at scale in multi-disciplinary teams, enabling us to support our clients from ideation to production.
Waves of technological change are disrupting the nature of competition in every industry. New technologies have enabled the growth and success of companies that leverage these technologies in every aspect of their businesses, or digital native companies, allowing them to be nimble, innovative, data driven and focused on user experience, often through an Agile development approach. Technology has also increased customer expectations, giving customers the ability to choose not only the products and services that they want, but also where, when and how they want them delivered. Incumbent enterprises must undertake digital transformation of their businesses by leveraging technology in order to meet ever-evolving customer expectations and compete with digital native disruptors. According to International Data Corporation the worldwide market for digital transformation services is expected to be approximately $390 billion in 2019 and is expected to grow at a compound annual growth rate of 17% through 2022.
Technological transformation poses numerous challenges for incumbent enterprises. Incumbent enterprises are often laden with legacy infrastructure and applications that are deeply embedded in core transactional systems, making it difficult to reconcile maintenance of existing infrastructure and applications with a nimble approach to using next-generation technologies. Incumbent enterprises are also often stymied by institutional constraints that impede their ability to solve complex problems and rapidly respond to shifting competitive dynamics, as well as ingrained traditional approaches to development. The Agile methodology stands in stark contrast to the IT-department-driven, legacy approach often used by incumbent enterprises, which is premised on a sequential and siloed structure, involves long development cycles, fails to integrate user feedback and is often more costly. Likewise, internal IT teams at incumbent enterprises often struggle to absorb the rapid pace of technology development and its growing complexity. To effectively harness the power of technology, incumbent enterprises need talent in ideation, strategy, user experience, Agile development and next-generation technologies. While incumbent enterprises have historically looked to traditional information technology, or IT, service providers to undertake technology development projects, these traditional players were built to serve, and remain focused on serving, legacy systems using offshore delivery.
We help our clients become digital, experience-driven businesses by assisting them in their journey from idea generation to development and deployment of products, platforms and solutions. Our expertise spans the ideation-to-

production spectrum across three broad solution areas - Digital Evolution, Agile Transformation and Automation - and consists of 12 service offerings: Strategy, Creative and User Experience, Insights through Data, Mobile and IoT, Architecture, Smart Automation, Software Engineering, Test Automation and Engineering, Continuous Delivery, Cloud, Advanced Applications Management and Smart Desk. At the core of our approach is our proprietary Distributed Enterprise Agile scaling framework, known as The Endava Agile Scaling framework, or TEAS. TEAS utilizes common Agile scaling frameworks, but enhances them by balancing the requirements of delivering both quality and speed-to-market, helping our clients release higher-quality products to market faster, respond better to market changes and incorporate customer and user feedback through rapid releases and product iterations. Our deep familiarity with technologies developed over the last decade including mobile connectivity, social media, automation, big data analytics and cloud delivery, as well as next-generation technologies such as IoT, artificial intelligence, machine learning, augmented reality, virtual reality and blockchain, allows us to help our clients transform their businesses.
We locate our nearshore delivery centers in countries that not only have abundant IT talent pools, but also offer us an opportunity to be a preferred employer. We provide services from our nearshore delivery centers, located in two European Union countries – Romania and Bulgaria, three other Central European countries – North Macedonia, Moldova and Serbia, and four countries in Latin America – Argentina, Colombia, Uruguay and Venezuela. We have close-to-client offices in four Western European countries – Denmark, Germany, the Netherlands and the United Kingdom, as well as in the United States. As of June 30, 2019, we had 5,754 employees, approximately 53.2% of whom work in nearshore delivery centers in European Union countries. We provide Endavans with training to develop their technical and soft skills, in an environment where they are continually challenged and given opportunities to grow as professionals, and with tools and resources to innovate.
Corporate Information

The legal and commercial name of our company is Endava plc. We were registered under the laws of England and Wales in 2006 with an indefinite life.

Our principal executive office is located at 125 Old Broad Street, London EC2N 1AR, United Kingdom and our telephone number is +44 20 7367 1000. Our agent for service of process in the United States is Endava Inc., located at 757 3rd Avenue, Suite 1901 New York, NY, 10017 and the telephone number for Endava Inc. is +1 (212) 920-7240. Our website address is www.endava.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

“Endava,” the Endava logo and other trademarks or service marks of Endava plc appearing in this prospectus are the property of Endava or our subsidiaries. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

As a result, we do not know if some investors will find our ADSs less attractive. The result may be a less active trading market for our ADSs, and the price of our ADSs may become more valuable.

Section 107 of the JOBS Act also provides that an emerging growth company that prepares its financial statements in accordance with U.S. GAAP can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, for complying with new or revised accounting standards. However, our financial statements are prepared in accordance with IFRS as issued by the IASB, and therefore we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion; (2) the last day of 2023; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in Section 405 of the Securities Act of 1933, as amended, or the Securities Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act, applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Class A Ordinary Shares offered by the selling shareholder	Up to 1,906,462 Class A Ordinary Shares represented by up to 1,906,462 ADSs.

Use of Proceeds
If all of the 690,914 Class A Ordinary Shares reserved for delivery upon exercise of LTIP awards granted in the form of options to our current and former employees are issued upon exercise of awards in full, the EBT will receive total cash proceeds of approximately £3,790. The EBT will not receive cash proceeds in respect of any of the 230,160 Class A Ordinary Shares reserved for delivery upon settlement of JSOP awards if the awards are settled by delivery of Class A Ordinary Shares or ADSs. We cannot predict what the proceeds from the sale by the EBT of Class A Ordinary Shares or ADSs not used to equity settle outstanding awards would be, but a portion of the proceeds could be required to be used by the EBT to settle awards which are not equity settled and any liabilities in respect of withholding taxes which arise as a result of the vesting or exercise of LTIP awards. The EBT intends to use the remaining proceeds, together with any proceeds from the sale of any additional Class A Ordinary Shares or ADSs sold by the EBT and from the exercise of LTIP awards, to repay amounts owed by the EBT to us and to pay administrative expenses. Any amounts remaining after satisfaction of the EBT’s obligations are required by the EBT trust deed to be held on trust for, and may at the discretion of the trustee of the EBT be used for the benefit of, the beneficiaries of the EBT (generally our employees, their spouses and their minor children), which may include payment of a discretionary bonus to our employees. See “Use of Proceeds.”

We will not directly receive any proceeds from the sale of the Class A Ordinary Shares or ADSs by the EBT. All net proceeds from the sale of the Class A Ordinary Shares or ADSs covered by this prospectus will go to the EBT. However, the EBT intends to use a portion of the proceeds to repay amounts it owes to us and, even if the proceeds are retained by the EBT, all of the assets and liabilities of the EBT are consolidated in our consolidated financial statements as we have de facto control over the EBT’s net assets. See note 3 to our consolidated financial statements incorporated by reference herein from our Annual Report on Form 20-F for the fiscal year ended June 30, 2019. See “Use of Proceeds.”

Voting Rights
We have three classes of authorized ordinary shares: Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares. The rights of the holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares are identical, except with respect to voting, conversion and transfer. The holders of Class A Ordinary Shares are entitled to one vote per share, the holders of Class B Ordinary Shares are entitled to ten votes per share and the holders of Class C Ordinary Shares are entitled to one vote per share on all matters that are subject to shareholder vote. Each Class B Ordinary Share and Class C Ordinary Share may be converted into one Class A Ordinary Share at the option of its holder, subject to certain restrictions, and will be automatically converted into one Class A Ordinary Share upon transfer thereof, subject to certain exceptions. In addition, (i) on the date that the outstanding Class B Ordinary Shares represent less than 10% of the aggregate voting power of our share capital, all outstanding Class B Ordinary Shares will convert automatically into Class A Ordinary Shares and (ii) on July 26, 2020 all Class C Ordinary Shares will convert automatically into Class A Ordinary Shares. See “Description of Share Capital” included as Exhibit 2.3(a) to our Annual Report on Form 20-F for the year ended June 30, 2019, filed on September 25, 2019, and incorporated by reference herein.

New York Stock Exchange symbol	“DAVA”

Depositary for ADSs	Citibank, N.A.

Risk Factors
You should read the “Risk Factors” incorporated herein by reference from our annual report on Form 20-F for the fiscal year ended June 30, 2019 for a discussion of factors to consider before deciding to invest in our securities.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors in the documents incorporated by reference in this prospectus, including those listed under the caption “Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2019, as well as other information we include or incorporate by reference into this prospectus before making an investment decision. If any of the risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the price of our ADSs could decline, and you could lose part or all of your investment. If applicable, we may include additional risk factors or updates to previously disclosed risk factors in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, statements that constitute forward-looking statements. Many forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “potential” and “should,” among others. Forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those identified under “Risk Factors.” In light of the significant uncertainties inherent in these forward-looking statements, you should not regard these statements as a guarantee by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus (or the applicable prospectus supplement or incorporated document), and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference in this prospectus or have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
If all of the 690,914 Class A Ordinary Shares reserved for delivery upon exercise of LTIP awards granted in the form of options to our current and former employees are issued and sold upon exercise of awards in full, the EBT will receive total cash proceeds of approximately £3,790. The EBT will not receive cash proceeds in respect of any of the 230,160 Class A Ordinary Shares reserved for delivery upon settlement of JSOP awards if the awards are settled by delivery of Class A Ordinary Shares or ADSs. We cannot predict what the proceeds from the sale by the EBT of Class A Ordinary Shares or ADSs not used to equity settle outstanding awards would be, but a portion of the proceeds could be required to be used by the EBT to settle awards which are not equity settled and any liabilities in respect of withholding taxes which arise as a result of the vesting or exercise of LTIP awards. The EBT intends to use the remaining proceeds, together with any proceeds from the sale of any additional Class A Ordinary Shares or ADSs sold by the EBT and from the exercise of LTIP awards, to repay amounts owed by the EBT to us and to pay administrative expenses. Any amounts remaining after satisfaction of the EBT’s obligations are required by the EBT trust deed to be held on trust for, and may at the discretion of the trustee of the EBT be used for the benefit of, the beneficiaries of the EBT (generally our employees, their spouses and their minor children), which may include payment of a discretionary bonus to our employees.

We will not directly receive any proceeds from the sale of the Class A Ordinary Shares or ADSs by the EBT. All net proceeds from the sale of the Class A Ordinary Shares or ADSs covered by this prospectus will go to the EBT. However, the EBT intends to use a portion of the proceeds to repay amounts it owes to us and, even if the proceeds are retained by the EBT, all of the assets and liabilities of the EBT are consolidated in our consolidated financial statements as we have de facto control over the EBT’s net assets. See note 3 to our consolidated financial statements incorporated by reference herein from our Annual Report on Form 20-F for the fiscal year ended June 30, 2019.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2019.
You should read the information in this “Capitalization” section together with the disclosures in “Item 3. Key Information - A. Selected Financial Data”, “Item 5. Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes which are incorporated by reference herein from our Annual Report on Form 20-F for the fiscal year ended June 30, 2019.

As of June 30, 2019
(in thousands, except share and per share data)
Cash and cash equivalents	£70,172
Long term debt, including current portion	21
Shareholders’ equity:
Class A Ordinary Shares, nominal value £0.02 per share; 18,599,985 shares issued and outstanding	372
Class B Ordinary Shares, nominal value £0.02 per share; 23,696,345 shares issued and outstanding	474
Class C Ordinary Shares, nominal value £0.02 per share; 12,128,997 shares issued and outstanding	243
Share premium	17,271
Retained earnings	146,963
Reserves	2,853
Investment in own shares	(1,847)
Total shareholders’ equity	166,329
Total capitalization	£166,350

The outstanding share information in the table above excludes:

•
1,814,303 Class A Ordinary Shares issuable as of June 30, 2019 upon the exercise of share options outstanding under plans having no remaining available reserve of shares and which share options are expected to be settled by the issuance of additional shares, at a weighted average exercise price of £5.21 per share;

•	243,235 Class A Ordinary Shares that we will be required to issue to certain continuing employees of Velocity Partners over a period ending June 26, 2021;

•
6,410,663 Class A Ordinary Shares reserved for future issuance pursuant to our 2018 Equity Incentive Plan, which includes provisions that automatically increase the number of Class A Ordinary Shares reserved for issuance thereunder each year, and which number of reserved shares includes 784,844 Class A Ordinary Shares underlying awards outstanding as of June 30, 2019; and

•
3,735,663 Class A Ordinary Shares reserved for future issuance pursuant to the Endava plc 2018 Sharesave Plan, which includes provisions that automatically increase the number of Class A Ordinary Shares reserved for issuance thereunder each year, and which number of reserved shares includes 560,169 Class A Ordinary Shares underlying awards outstanding as of June 30, 2019.

DILUTION
We are not offering any securities pursuant to this prospectus. The selling shareholder is offering Class A Ordinary Shares, represented by ADSs, which are outstanding prior to being offered pursuant to this prospectus. As a result, this offering will not have a dilutive effect on our shareholders.

DESCRIPTION OF SHARE CAPITAL
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the United Kingdom and the United States. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are included as an exhibit to the registration statement of which this prospectus is a part.
General
As of June 30, 2019, our outstanding share capital consisted of a total of 18,599,985 Class A Ordinary Shares, 23,696,345 Class B Ordinary Shares and 12,128,997 Class C Ordinary Shares, each with nominal value of £0.02 per Ordinary Share.
Reconciliation of the Number of Ordinary Shares Outstanding as of June 30, 2019

Class A Ordinary Shares outstanding at June 30, 2018	4,703,980
Number of Class A Ordinary Shares issued in initial public offering	3,228,995
Number of Class A Ordinary Shares issued upon conversion of Class B and Class C Ordinary Shares	9,274,823
Number of Class A Ordinary Shares issued in connection with the exercise of employee equity awards	267,150
Number of Class A Ordinary Shares issued in connection with the acquisition of Velocity Partners	1,125,037
Class A Ordinary Shares outstanding at June 30, 2019	18,599,985
Class B Ordinary Shares outstanding at June 30, 2018	28,822,625
Number of Class B Ordinary Shares converted to Class A Ordinary Shares	(4,021,280)
Number of Class B Ordinary Shares converted to Class C Ordinary Shares	(1,105,000)
Class B Ordinary Shares outstanding at June 30, 2019	23,696,345
Class C Ordinary Shares outstanding at June 30, 2018	16,277,540
Number of Class C Ordinary Shares converted to Class A Ordinary Shares	(5,253,543)
Number of Class B Ordinary shares converted to Class C Ordinary Shares	1,105,000
Class C Ordinary Shares outstanding at June 30, 2019	12,128,997

The following changes have occurred in our issued share capital since July 6, 2018, the date on which we re-registered as a public limited company incorporated in England and Wales:

•	As at June 30, 2019, 4,021,280 Class B Ordinary Shares and 5,253,543 Class C Ordinary Shares have been converted into Class A Ordinary Shares;

•	As at June 30, 2019, 1,105,000 Class B Ordinary Shares had been converted into Class C Ordinary Shares; and

•
On March 12, 2019, the High Court of Justice of England and Wales made an order confirming the cancellation of the Company’s share premium account. We completed a capital reduction by canceling the balance standing to the credit of the share premium account as of March 12, 2019 (approximately £48.6 million) and applying the same to create a legal reserve in a like amount (which is characterized a distributable reserve).

U.K. Takeover Code

The persons whose names are listed in the below table, or the Concert Party, are considered to be acting in concert with each other in relation to us for the purposes of the Takeover Code.  Assuming the sale of 1,906,462 ADSs offered by the selling shareholder in this offering, the settlement by the EBT of all JSOP and LTIP awards by delivery of Class A Ordinary Shares and no other acquisitions or dispositions of our ordinary shares by any member of the Concert Party following August 31, 2019, the members of the Concert Party would, as at the date of this prospectus, hold, in aggregate, 515,797 Class A Ordinary Shares, 21,454,981 Class B Ordinary Shares and 1,130,580 Class C Ordinary Shares, representing approximately 82.1% of our voting rights.

As the Concert Party held more than 50.0% of our voting share capital as of August 31, 2019, and assuming that no other acquisitions or dispositions of our ordinary shares by any member of the Concert Party have taken place following August 31, 2019, members of the Concert Party would be able, subject to note 4 on Rule 9.1 of the Takeover Code, to acquire further interests in shares in us without incurring any obligation under Rule 9 of the Takeover Code to make a general offer.

The respective interests in us the Concert Party members held as of August 31, 2019 were as follows:

	Class A Ordinary Shares Beneficially Owned Before the Offering		Class B Ordinary Shares Beneficially Owned Before the Offering		Class C Ordinary Shares Beneficially Owned Before the Offering		Class A Ordinary Shares Beneficially Owned Following the Offering #		Class B Ordinary Shares Beneficially Owned Following the Offering #		Class C Ordinary Shares Beneficially Owned Following the Offering #		Total Voting Power Following this Offering #†
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	%
John Cotterell(1)	372,797	1.9	9,500,000	41.0	—	—	372,797	1.9	9,500,000	41.0	—	—	36.3
Alex Day(2)	—	—	2,919,610	12.6	—	—	—	—	2,919,610	12.6	—	—	11.1
Michael Kinton(3)	—	—	1,777,793	7.7	—	—	—	—	1,777,793	7.7	—	—	6.8
Goran Stevanovic (4)	—	—	1,662,500	7.2	—	—	—	—	1,662,500	7.2	—	—	6.3
Julian Bull(5)	—	—	864,758	3.7	—	—	—	—	864,758	3.7	—	—	3.3
Valentin Metzger(6)	—	—	971,505	4.2	—	—	—	—	971,505	4.2	—	—	3.7
Vasile Nedelciuc	—	—	—	—	828,750	6.8	—	—	—	—	828,750	6.8	*
Graham Lee(7)	—	—	617,704	2.7	—	—	—	—	617,704	2.7	—	—	2.3
William Breach(8)	—	—	489,075	2.1	—	—	—	—	489,075	2.1	—	—	1.9
Steve Harding(9)	140,000	0.7	422,775	1.8	—	—	140,000	0.7	422,775	1.8	—	—	1.6
Rob Machin(10)	—	—	421,335	1.8	—	—	—	—	421,335	1.8	—	—	1.6
Barry Risby(11)	—	—	333,715	1.4	—	—	—	—	333,715	1.4	—	—	1.3
Teodor Torgie	—	—	405,520	1.7	—	—	—	—	405,520	1.7	—	—	1.5
Andrew Allan(12)	30,000	*	362,700	1.6	251,250	2.1	30,000	*	362,700	1.6	251,250	2.1	1.5
Richard Randall(13)	—	—	155,321	0.7	—	—	—	—	155,321	0.7	—	—	*
Simon Whittington(14)	—	—	300,000	1.3	—	—	—	—	300,000	1.3	—	—	1.1
Justin Marcucci(15)	3.000	*	250,670	1.1	—	—	3,000	*	250,670	1.1	—	—	1.0
All members of the Concert Party as a group (17 persons)(16)	545,797	2.9	21,454,981	92.6	1,080,000	8.9	545,797	2.9	21,454,981	92.6	1,080,000	8.9	82.2
________________
*    Represents beneficial ownership of less than 1%.

†
Represents the voting power with respect to all of our Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares, voting as a single class. Each Class A Ordinary Share and each Class C Ordinary Share is entitled to one vote per share and each Class B Ordinary Share is entitled to ten votes per share. The Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Share will vote together on all matters (including the election of directors) submitted to a vote of shareholders.

#
Assumes settlement by the EBT of all JSOP and LTIP awards by delivery of Class A Ordinary Shares such that immediately following the sale of such shares in the Offering, all Class A Ordinary Shares noted below as held in trust by the EBT for the benefit of a Concert Party will be held directly by the Concert Party member.

(1)
Consists of (1) 7,500,000 Class B Ordinary Shares held directly by Mr. Cotterell and (2) 2,000,000 Class B Ordinary Shares held in a trust of which Mr. Cotterell is a trustee. Excludes Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan.

(2)	Excludes (1) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (2) Class A Shares issuable under the 2018 Sharesave Plan.

(3)	Excludes (1) Class A Ordinary Shares issuable under the Non-Executive Director Plan and (2) Class A Ordinary Shares issuable under the 2018 Non-Employee Sub Plan.

(4)	Excludes (1) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (2) Class A Shares issuable under the 2018 Sharesave Plan.

(5)	Excludes Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan.

(6)	Excludes Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan.

(7)	Excludes Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan.

(8)	Excludes Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan.

(9)	Excludes (1) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (2) Class A Shares issuable under the 2018 Sharesave Plan.

(10)	Excludes (1) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (2) Class A Shares issuable under the 2018 Sharesave Plan.

(11)	Excludes (1) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (2) Class A Shares issuable under the 2018 Sharesave Plan.

(12)
Includes 101,250 Class C Ordinary Shares held by Mr. Allan's spouse and 180,000 Class C Ordinary Shares held by Mr. Allan's lineal descendants. Excludes (1) 3,750 Class A Ordinary Shares issuable under the Non-Executive Director Plan and (2) 7,500 Class A Ordinary Shares issuable under the 2018 Non-Employee Sub Plan.

(13)	Excludes Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan.

(14)	Excludes (1) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (2) Class A Shares issuable under the 2018 Sharesave Plan.

(15)
Excludes (1) 14,662 Class A Ordinary Shares issuable under the LTIP, (2) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (3) Class A Shares issuable under the 2018 Sharesave Plan.

(16)
Excludes (1) 14,662 Class A Ordinary Shares held in trust by the EBT pursuant to the LTIP, (2) 7,500 Class A Ordinary Shares issuable under the Endava 2017 Non-Executive Director Long Term Incentive Plan, (3) Class A Ordinary Shares issuable under the 2018 Equity Incentive Plan and (4) Class A Shares issuable under the 2018 Sharesave Plan.

As of August 31, 2019, John Cotterell, our Chief Executive Officer, beneficially held shares representing approximately 36.3% of the voting rights of our outstanding share capital. Accordingly, except with the consent of the Takeover Panel, Mr. Cotterell will not be able to acquire further or additional interests in shares that increase the percentage of shares carrying voting rights in which he is interested in without being required to make a mandatory offer to all holders of any class of existing share capital or other class of securities carrying voting rights in our company to acquire the balance of all such interests in our company.

In the event that other holders of Class B Ordinary Shares sell or transfer their shares to third parties, this may result in Mr. Cotterell’s interest in our company passively increasing as a percentage of total shares carrying voting rights outstanding. Under these circumstances, Mr. Cotterell may be required to make a mandatory offer, unless the Takeover Panel agrees to grant a dispensation (which may be subject to conditions, including a vote of disinterested shareholders). To prevent any requirement on the part of Mr. Cotterell (or any other holder of Class B Ordinary Shares) from being subject to an obligation to make a mandatory offer as a result of an acquisition of any of Ordinary Shares carrying voting rights or a passive increase in voting rights held, our articles of association contain certain provisions for an appropriate number of Class B Ordinary Shares held by him to be redesignated as Class A Ordinary Shares or Class C Ordinary Shares so that the relevant percentage of interests in any shares carrying voting rights do not increase and/or trigger the requirement to make a mandatory offering.

SELLING SHAREHOLDER
This prospectus relates to the resale, from time to time, by the selling shareholder listed below of an aggregate of 1,906,462 ADSs, representing an equal number of Class A Ordinary Shares.
The address of the Endava Limited Guernsey Employee Benefit Trust is c/o Equiom (Guernsey) Limited, PO Box 175, Frances House, Sir William Place, St Peter Port, Guernsey, GY1 4HQ. The address of the other selling shareholder is c/o Endava plc, 125 Old Broad Street, London EC2N 1AR, United Kingdom.
The percentages of shares owned after the offering are based on 19,141,442 Class A Ordinary Shares outstanding as of August 31, 2019 and assumes the sale by the selling shareholder of all of the ADSs, each representing an equal number of Class A Ordinary Shares, offered hereby.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include ordinary shares which a person has the right to acquire beneficial ownership of within sixty days (or on or before October 30, 2019, which is 60 days from August 31, 2019). These shares are deemed to be outstanding and beneficially owned by the person holding the right to acquire for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Selling Shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Class A Ordinary Shares Beneficially Owned Prior to the Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Beneficially Owned After the Offering	Percentage of Class A Ordinary Shares Beneficially Owned After the Offering
Endava Limited Guernsey Employee Benefit Trust	1,906,462	9.96%	1,906,462	0	0%

PLAN OF DISTRIBUTION
The Endava Limited Guernsey Employee Benefit Trust, or the EBT, is offering 1,906,462 American Depositary Shares, or ADSs. Each ADS represents one Class A Ordinary Share.
Approximately 690,914 of the Class A Ordinary Shares and ADS offered by the EBT are deliverable to certain of our current and former employees upon exercise or vesting of outstanding awards granted under the Endava Limited Long Term Incentive Plan, or LTIP, and 230,160 of the Class A Ordinary Shares and ADS offered by the EBT are deliverable in settlement of Joint Share Ownership Plan, or JSOP, awards. The exercise prices of the awards under the LTIP granted in the form of options range from approximately £0.00 to £0.02 per Class A Ordinary Share and the hurdle price of the awards under the JSOP range from approximately £0.18 to £0.90 per Class A Ordinary Share. The EBT may settle the LTIP and JSOP awards by delivering shares or may sell all or a portion of the Class A Ordinary Shares, or ADSs representing Class A Ordinary Shares, registered hereby from time to time and use a portion of the proceeds thereof to settle the JSOP awards or to settle any liability in respect of withholding taxes which arise as a result of the vesting or exercise of LTIP awards.
Any sales by the selling shareholder may be directly or through one or more underwriters, broker-dealers or agents. The shares of Class A Ordinary Shares, or ADSs, may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
If a selling shareholder effects such transactions by selling Class A Ordinary Shares, or ADSs, to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the Class A Ordinary Shares, or ADSs, for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Class A Ordinary Shares, or ADSs, or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Ordinary Shares, or ADSs, in the course of hedging in positions they assume. The selling shareholder may also sell shares of our Class A Ordinary Shares, or ADSs, short and deliver shares of our Class A Ordinary Shares, or ADSs, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of our Class A Ordinary Shares, or ADSs, to broker-dealers that in turn may sell such shares.
The selling shareholder may pledge or grant a security interest in some or all of the Class A Ordinary Shares, or ADSs, owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares, or ADSs, from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the Class A Ordinary Shares, or ADSs, in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholder and any broker-dealer participating in the distribution of Class A Ordinary Shares, or ADSs, may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A Ordinary Shares, or ADSs, is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Class A Ordinary Shares, or ADSs, being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the Class A Ordinary Shares, or ADSs, may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares, or ADSs, may not be sold unless such Class A Ordinary Shares, or ADSs, have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling shareholder will sell any or all of the shares of the Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any Class A Ordinary Shares, or ADSs, by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Class A Ordinary Shares or ADSs, to engage in market-making activities with respect to the Class A Ordinary Shares or ADSs. All of the foregoing may affect the marketability of our Class A Ordinary Shares or ADSs and the ability of any person or entity to engage in market-making activities with respect to our Class A Ordinary Shares or ADSs.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference our publicly filed reports into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the following documents we have filed with the SEC:
(1) Our Annual Report on Form 20-F for the year ended June 30, 2019, filed on September 25, 2019; and
(2) The description of our share capital filed as Exhibit 2.3(a) and Exhibit 2.3(b) to our Annual Report on Form 20-F for the year ended June 30, 2019, filed on September 25, 2019.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Endava plc, 125 Old Broad Street, London EC2N 1AR, United Kingdom, attention Company Secretary; telephone: +44 20 7367 1000; e-mail: investors@endava.com.

You also may access these filings on our website at www.investors.endava.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act covering the Class A Ordinary Shares represented by ADSs to be sold in this offering. A related registration statement on Form F-6 was filed with the SEC to register the ADSs and has become effective. This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the ADSs offered by this prospectus, we refer you to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by the filed exhibits.
You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials from the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also maintain a website at http://www.endava.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

LEGAL MATTERS
The validity of the Class A Ordinary Shares offered hereby will be passed upon for us by Cooley (UK) LLP.
EXPERTS
The consolidated financial statements of Endava plc, as of June 30, 2019, and 2018 and for each of the years in the three year period ended June 30, 2019, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of KPMG LLP is 15 Canada Square, London E14 5GL.

EXPENSES OF THE OFFERING
We will pay all expenses of the registration of Class A Ordinary Shares and ADSs pursuant to the registration statement of which this prospectus forms a part; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

We estimate that our expenses in connection with this offering will be as follows:

Amount
Securities and Exchange Commission registration fee	$17,203
Legal fees and expenses	90,000
Accounting fees and expenses	45,000
Miscellaneous costs	2,797
Total	$155,000

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:

•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Cooley LLP that there is currently no treaty between (1) the United States and (2) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•
England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the

U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Subject to the U.K. Companies Act 2006, members of our board of directors and its officers have the benefit of the following indemnification provisions in our Articles of Association:
Current and former members of our board of directors or officers shall be reimbursed for:
(i)    all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to us, including any liability incurred in defending any criminal or civil proceedings; and
(ii)    expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect us as a company, or collectively the Statutes, arising in relation to us or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.
In the case of current or former members of our board of directors, there shall be no entitlement to reimbursement as referred to above for (1) any liability incurred to us or any associated company, (2) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (3) the defense of any criminal proceeding if the member of our board of directors is convicted, (4) the defense of any civil proceeding brought by us or an associated company in which judgment is given against the director, and (5) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect us as a company in which the court refuses to grant relief to the director.
In addition, members of our board of directors and its officers who have received payment from us under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that we may prescribe or where we have reserved the right to require repayment.

Item 9. Exhibits

(a) Exhibits

Exhibit Number	Description of Document
3.1
Articles of Association of Endava plc, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-226010), filed with the SEC on June 29, 2018 (the “F-1 Registration Statement”)).

4.1
Form of Deposit Agreement (incorporated by reference to Exhibit (a) of the Registrant’s Pre-Effective Amendment No. 1 to Form F-6 registration statement (File No. 333-226021), filed with the SEC on July 18, 2018 (the “F-6 Registration Statement”)).

4.2	Form of American Depositary Receipt (incorporated by reference to Exhibit (a) of our F-6 Registration Statement).
4.3	Description of Share Capital (incorporated by reference to Exhibit 2.3(a) of our Annual Report on Form 20-F filed with the SEC on September 25, 2019).
4.4	Description of American Depositary Shares (incorporated by reference to Exhibit 2.4(b) of our Annual Report on Form 20-F filed with the SEC on September 25, 2019).
5.1	Opinion of Cooley (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-229213), filed with the SEC on January 11, 2019).
10.1+	Endava Share Option Plan (incorporated by reference to Exhibit 10.1 to our F-1 Registration Statement).
10.2+	Endava Joint Share Ownership Plan (incorporated by reference to Exhibit 10.2 to our F-1 Registration Statement).
10.3+	Endava Limited 2015 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to our F-1 Registration Statement).
10.4+	Endava Limited 2017 Non-Executive Director Long Term Incentive Plan (incorporated by reference to Exhibit 10.4 to our F-1 Registration Statement).
10.5+	Endava plc 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to our F-1 Registration Statement).
10.6+	Endava plc 2018 Sharesave Plan (incorporated by reference to Exhibit 10.6 to our F-1 Registration Statement).
10.7+	Endava plc 2018 International Sub Plan (incorporated by reference to Exhibit 4.7 to our Annual Report on Form 20-F filed with the SEC on September 25, 2019).
10.8	Form of Deed of Indemnity for Directors and Officers (incorporated by reference to Exhibit 10.8 to our F-1 Registration Statement).
10.9
Lease Agreement by and among Gide Loyrette Nouel LLP, Endava (UK) Limited and Endava Limited, dated as of July 8, 2014, for the East Premises (incorporated by reference to Exhibit 10.9 to our F-1 Registration Statement).

10.10
Lease Agreement by and among Gide Loyrette Nouel LLP, Endava (UK) Limited and Endava Limited, dated as of July 8, 2014, for the West Premises (incorporated by reference to Exhibit 10.10 to our F-1 Registration Statement).

10.11
Multicurrency Revolving Facility Agreement dated October 12, 2019, among Endava plc, the Original Borrowers, the Original Guarantors, the Mandated Lead Arrangers, the Original Lenders and HSBC Bank PLC, as agent (incorporated by reference to Exhibit 99.2 to our Form 6-K filed with the SEC on October 15, 2019).

21.1	Significant Subsidiaries of Endava plc (incorporated by reference to Exhibit 8.1 to our Annual report on Form 20-F filed with the SEC on September 25, 2019).
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Cooley (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto ).
________________

*    Filed herewith.
+    Indicates management contract or compensatory plan.

(b)	Financial Statement Schedules

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 8 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
(1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 18th day of October, 2019.

ENDAVA PLC

By:	/s/ John Cotterell
John Cotterell
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Cotterell and Mark Thurston, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Cotterell	Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2019
John Cotterell

/s/ Mark Thurston	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 18, 2019
Mark Thurston

/s/ Andrew Allan	Director	October 18, 2019
Andrew Allan

/s/ Ben Druskin	Director	October 18, 2019
Ben Druskin

/s/ Mike Kinton	Director	October 18, 2019
Mike Kinton

/s/ David Pattillo	Director	October 18, 2019
David Pattillo

/s/ Trevor Smith	Director	October 18, 2019
Trevor Smith
/s/ Sulina Connal	Director	October 18, 2019
Sulina Connal

ENDAVA INC.

By:	/s/ Rohit Bhoothalingam	October 18, 2019
Name: Rohit Bhoothalingam
Title: Officer and Secretary of the Company